Exhibit 23.1

Consent of Independent Auditors

The consolidated financial statements of Balanced Health Botanicals, LLC as of December 31, 2020 and for the period then ended, included in Exhibit Number 99.1 of Village Farms International, Inc. Form 8-K/A (“Form 8-K/A”), have been audited by Eide Bailly LLP, independent auditors, as stated in our report appearing herein.

We consent to the inclusion in the Form 8-K/A of our report, dated June 1, 2021, on our audit of the financial statements of Balanced Health Botanicals, LLC.

/s/ Eide Bailly LLP Denver, Colorado November 1, 2021